UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2024

EVgo Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39572	85-2326098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11835 West Olympic Boulevard, Suite 900E Los Angeles, California	90064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 494-3833

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, $0.0001 par value	EVGO	Nasdaq Global Select Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	EVGOW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On January 17, 2024, EVgo Inc. (the “Company”) issued a press release (the “Press Release”) announcing certain preliminary financial and operational results for the fiscal year ended December 31, 2023. In the Press Release, the Company also announced a streamlining of the Company’s organizational structure designed to increase focus on building, owning and operating the Company’s charging network and improving the Company’s cost structure. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished within this Item 2.02 of this Current Report on Form 8-K (including the press release attached hereto as Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In the Press Release, the Company also announced the appointment of Dennis Kish to the role of President, effective January 17, 2024 (the “Effective Date”). Mr. Kish, age 60, has served as the Company’s Chief Operating Officer since January 2022. His full biographical information and business experience are described in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 6, 2023 (the “2023 Proxy Statement”).

In connection with this appointment, Mr. Kish entered into an Amended & Restated Employment Agreement with EVgo Services LLC, an affiliate of the Company (the “Employment Agreement”), pursuant to which Mr. Kish assumed the role of President as of the Effective Date. Under the Employment Agreement, Mr. Kish will receive an annual base salary of $450,000 and will be eligible for a target annual bonus based on a target bonus opportunity of 90% (up to a maximum of 135%) of Mr. Kish’s annual base salary, and as may be otherwise approved or changed by the Board based upon Mr. Kish’s performance and the achievement of certain objectives as determined by the Board.

On the date the Company issues its annual equity awards to its executive officers for fiscal year 2024 or such other date as selected by the Board (the “Grant Date”), Mr. Kish will receive a one-time equity grant of performance-based restricted stock units (“PSUs”) under the Company’s 2021 Long Term Incentive Plan (the “LTIP”) with a value of $500,000, with the number of shares based on the volume-weighted average price per share of Stock (as defined in the LTIP) over the period established by the Board for the Company’s annual equity incentive awards to other executive officers for fiscal year 2024, or such other period as determined by the Board. The PSUs are divided into three equal tranches. Each tranche is subject to both a time condition and a performance condition, with the time condition being satisfied in three equal installments on each of the first three anniversaries of the vesting commencement date established by the Board for the Company’s annual equity incentive awards to other executive officers for fiscal year 2024 or such other date as determined by the Board, and the performance condition being satisfied subject to the Company achieving a target share price (tranche one is $6 per share, tranche two is $8 per share and tranche three is $10 per share, in each case calculated on a twenty-day volume-weighted average price per share of Stock at any time during the performance period by no later than the fifth anniversary of the Grant Date), and in each case subject to Mr. Kish’s continued employment through the satisfaction of both the time condition and the performance condition, respectively.

On the date the Company issues its annual equity incentive awards to its executive officers for Fiscal Year 2024, Mr. Kish will also receive an additional equity grant of restricted stock units (“RSUs”) and other Company securities under the LTIP on terms consistent with the equity awards to the Company’s other executive officers for fiscal year 2024, which will constitute Mr. Kish’s annual equity award for fiscal year 2024. The additional grant will be valued at $2,500,000 (in the aggregate), with (i) the number of shares underlying the grant being based on the volume-weighted average price per share of Stock over the period established the Board for the Company’s annual equity incentive awards to other executive officers for fiscal year 2024, and (ii) the vesting criteria (including the performance conditions for any performance-based awards) being determined by the Board and consistent with those applicable to the awards issued to the Company’s other executive officers for fiscal year 2024.

Additionally, Mr. Kish will continue to be eligible to participate in all employee benefit programs for which the Company’s senior executive employees are generally eligible during the term of his employment, including the Company’s Executive Change in Control and Severance Plan (the “Change in Control Plan”) on the same terms as in effect immediately prior to his appointment as President. A description of Mr. Kish’s Change in Control Plan benefits can be found in the 2023 Proxy Statement.

Under the Employment Agreement, if Mr. Kish’s employment is terminated without “cause” or he resigns for “good reason” (as such terms are defined in the Employment Agreement), then, subject to him signing and delivering a release of claims in the form attached to the Employment Agreement (the “Release”) and satisfying the other terms and conditions set forth in the Employment Agreement, Mr. Kish will be entitled to receive the following severance benefits: (i) an amount equal to 12 months’ base salary and target annual bonus, paid over the 12 months following such termination of employment in accordance with regular payroll practices (the “Severance Payments”), (ii) an amount equal to his target annual bonus for the year of termination prorated based on the number of full months he was employed during the year of termination, (iii) payment of the employer-portion of COBRA premiums for continued medical coverage for Mr. Kish and his eligible dependents for 12 months, or if such benefit cannot be provided without violating applicable law, a lump sum payment equal to the aggregate amount of such premium payments, and (iv) immediate vesting of the portion of each award of RSUs, options and PSUs (but only to the extent the performance-based conditions have been achieved), in each case, previously received by Mr. Kish (collectively, the “Kish Equity Awards”) that has not vested as of such termination date and that is subject to service-based vesting only, equal to the product (rounded to the nearest whole number) of (1) the total number of shares of Stock underlying such Kish Equity Awards that are scheduled to vest on the next vesting date had Mr. Kish remained employed through such vesting date multiplied by (2) a fraction, (A) the numerator of which is the number of completed months in which Mr. Kish remained in continuous employment since the last vesting date (or, if no portion of the award has vested, since the grant date) and (B) the denominator of which is 12. Mr. Kish will not be entitled to receive the benefits in this paragraph if he is eligible to receive the benefits under the Change in Control Plan.

The Employment Agreement prohibits Mr. Kish from competing with the Company or its affiliates during the term of his employment and continuing during the period during which Mr. Kish receives the Severance Payments following his termination of employment for the reasons stated in the previous paragraph (the “Non-Compete Period”) or soliciting any customers during the term of his employment and continuing during the Non-Compete Period. The Employment Agreement also prohibits Mr. Kish from soliciting or hiring employees of the Company or its subsidiaries for twelve months following any termination of his employment. Under the Employment Agreement, Mr. Kish also agrees not to disclose any confidential information regarding the Company or its affiliates at any time and that all work product developed by him during the term of his employment, the intellectual property of the Company or its affiliates.

The description of the Employment Agreement in this Current Report on Form 8-K is a summary of, and is qualified in its entirety by, the terms of the Employment Agreement filed herewith as Exhibit 10.1.

There is no arrangement or understanding between Mr. Kish and any other person pursuant to which Mr. Kish has been appointed as President. There are no family relationships between Mr. Kish and any of the Company’s other directors or executive officers, and Mr. Kish is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1†	Amended & Restated Employment Agreement, dated January 17, 2024, between EVgo Services LLC and Dennis Kish
99.1	Press Release, dated January 17, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

 † Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVgo Inc.

Date: January 17, 2024	By:	/s/ Olga Shevorenkova
	Name:	Olga Shevorenkova
	Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)